Morgan — Las Vegas -

SUBLICENSE AGREEMENT

THIS SUBLICENSE AGREEMENT ("Agreement") made and entered into this 27th day of October, 2005, by and between ENTERTAINMENT MANAGEMENT SERVICES, INC., a New York corporation with its principal office at 533-535 West 27th Street, New York, NY 10001 or designee ("Licensor") and D.I. Food & Beverage of Las Vegas, a Nevada limited-liability company with its principal office at 3355 Procyon Street, Las Vegas, Nevada 89102 ("Licensee").

WITNESSETH:

WHEREAS, LICENSOR is the exclusive licensee of the SCORES trademarks and related intellectual property listed on Exhibit A (the "Scores Trademarks") and has the right to sublicense the same on the terms set forth herein; and

WHEREAS, Licensee is the owner and operator of an adult-entertainment night club located at 3355 Procyon Street, Las Vegas, Nevada 89102 (designated as "Licensee") (the "Location") which will conduct business under the name "Scores - Las Vegas"; and

WHEREAS, Licensee will hereby receive the right and license to use the Scores Trademarks in connection with the operation of the Location, and the sale of certain merchandise, for the Term (as defined below) (the "Business");

NOW, THEREFORE, for and in consideration of the promises, covenants, and agreements contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by both parties, the parties agree as follows:

1. LICENSE GRANT:

(a) Business. Licensor hereby grants to Licensee and Licensee accepts, a non-exclusive (except as specifically set forth below) license to use the Scores Trademarks during the Term in connection with the Business ("License") subject to the terms and conditions of this Agreement. Licensor hereby grants to Licensee and Licensee accepts, an exclusive lease of, and license to the ScoresLasVegas.com URL for the website for the Business.

(b) Merchandising. Licensor hereby grants to Licensee, on the terms and conditions set forth herein, a non-exclusive License during the Term to use the Scores Trademarks in connection with the retail sale of commercial merchandise, including tee-shirts, sweatshirts, sweat pants, jackets, baseball hats, key rings, and other similar merchandise, all to be sold at and out of the Business including the right to sell any merchandise utilizing the Scores Trademarks relative to the Business over the Internet on a site maintained by the Business and by mail order, catalog or at any other location or in any other channel specific to the Business, provided further, that Licensee will purchase all merchandise from Licensor at cost plus a 25% markup. If Licensee desires to acquire any merchandise through any third-party, such third party must sign a license agreement approved in writing by Licensor, and any such

acquisition must be approved, in writing, by Licensor, by Licensor, in Licensor's sole discretion.

(c) Exclusivity in Las Vegas Area. Subject to the approval of additional locations by Licensor which shall not be unreasonably withheld, Licensee has the exclusive (as further defined below) rights to license the Scores trademarks for additional locations within Clark County, Nevada. Additional locations will be required to enter into an agreement with Licensor substantially similar to this Agreement with respect to the terms and conditions, subject to the final agreement between Licensor and Licensee. The Term "exclusive" does not restrict Licensor from licensing to a Scores Holding Company principal for a "SCORES" at any casino-hotel location within Clark County, Nevada following the third anniversary of this Agreement.

2. LICENSE AND OTHER FEES:

(a) License Fee. Beginning on the first day of operation, September 21, 2005, as Scores - Las Vegas at the Location and for a period of six months the Licensee agrees to pay a fixed fee of $9,000.00 a week as a license fee ("License Fee").

(b) Merchandise. Licensee will purchase all re-sellable Merchandise from Licensor or Licensor's authorized affiliate, as long as the cost price is competitive. Licensee will pay for all such Merchandise on a cost plus twenty-five percent (25%) markup basis, unless otherwise agreed.

(c) Monthly Public Relations. Licensee will pay a Fee of $1,000.00 a month for public relations.

(d) Website. Licensee will pay $500.00 per month for the creation, rental, hosting and monthly maintenance fees for the www.scoreslasvegas.com URL.

(e) Payment. Payment of license and other fees due under this Paragraph shall be made within ten (10) days after the first day of each calendar month.

3. COMPLIANCE WITH APPLICABLE LAWS AND STANDARDS:

Licensee is responsible for the compliance with all applicable laws and safety standards regarding the operation of the Business, the Location, other licensed locations and the use of the Scores Trademarks herein.

4. INTELLECTUAL PROPERTY RIGHTS:

All copyrights, trademarks and/or patents in the Scores Trademarks and related intellectual property belong solely to Licensor and are within the scope of the License granted herein. Upon termination of this Agreement all intellectual property rights and rights granted herein in the Scores Trademarks immediately revert to Licensor or the owner of the

Scores Trademarks and Licensee agrees to return to Licensor all original artwork, models, samples, prototypes, renderings and drawings incorporating the Scores Trademarks. All use by Licensee of the intellectual property rights of the Scores Trademarks shall inure to the sole benefit of Licensor and the owner of the Scores Trademarks. Licensee shall execute any and all documents necessary to confirm said reversions of rights and hereby appoints Licensor its attorney-in-fact to execute any such documents in the event Licensee is unwilling or unable to do so. Licensee acknowledges the exclusive ownership of all intellectual property rights in and to the Scores Trademarks by the owner of the Scores Trademarks and will not take any action to interfere with or challenge said ownership, including but not limited to registering or attempting to register the same or similar marks or properties anywhere in the World, nor commence or participate in cancellation or opposition proceedings.

5. WARRANTIES:

(a) Licensor hereby warrants that, to the best of its knowledge, the granting of the License hereunder or the subsequent commercial exploitation of the License does not violate the intellectual property or contract rights of any third party. Licensor further warrants that it has not intentionally violated, and will not intentionally violate, the rights of any third party in granting Licensee this license.

(b) Licensee hereby warrants that, to the best of its knowledge, the acceptance of the License granted hereunder or the subsequent commercial exploitation of the License does not violate the intellectual property or contract rights of any third party. Licensee further warrants that it has not intentionally violated, and will not intentionally violate, the rights of any third party in accepting this license.

6. OFFENSIVE LITIGATION:

Licensee agrees to give Licensor prompt notification of any third party actions that would constitute an infringement of the rights granted to it by this Agreement. Licensor shall prosecute, at its own discretion, infringement actions against any third party infringers and any recoveries obtained therein shall belong exclusively to Licensor. Licensee shall, at Licensor's expense, cooperate in all respects with Licensor's prosecution of said suits, including but not limited to being named as a party in any such suit, producing documents, appearing as witnesses, etc.

7. INDEMNIFICATION:

(a) Licensor agrees to indemnify and hold harmless Licensee from and against any and all damage, loss, and expense incurred as a result of the breach of any of Licensor's warranties herein. Any claims made against Licensee which would result in Licensor becoming obligated to indemnify Licensee hereunder shall not permit Licensee to withhold any amounts due Licensor hereunder.

(b) Licensee agrees to indemnify, defend, and hold harmless Licensor, its agents and employees from and against any and all loss and expense arising out of any claims of personal injury, product liability, wrongful death, negligence, strict liability or other similar action, in addition to the breach of any of its warranties hereunder or the violation of any applicable law or safety standard based on the use of the Scores Trademarks by or on behalf of Licensee and/or its subsidiary, affiliated or controlled company (if any). Licensee shall maintain, at its sole cost and expense, premises liability, liquor liability, workman's compensation (in the amount required by the State of Nevada), plate glass insurance (as per Licensee's lease), commercial liability coverage and other customary insurance. The premises, commercial, and liquor policies must provide coverage of at least $3,000,000/$3,000,000, naming Licensor as an additional insured, and providing that such policy cannot be canceled without thirty (30) days prior written notice to Licensor. In the event any claim is made against Licensor in excess of the limits of Licensee's insurance set forth above, Licensor may, at Licensee's expense, retain counsel of its own choosing to defend said claims. All insurance shall be primary and not contributory. Licensee agrees to provide Licensor with a copy of the insurance declarations and/or certificates within 20 days following the date of this Agreement.

8. TERMINATION:

(a) In case either party fails to perform under or commits or allows to be committed a breach of any of the several covenants and conditions herein contained, the other party shall notify such party in writing of such failure or default and such party shall then have the right to remedy such failure or default within thirty (30) days. If the default has not been cured within said thirty (30) days of notice to the defaulting party, then the aggrieved party may terminate this Agreement immediately by a further notice in writing. If Licensor shall send notice of default to Licensee based on a failure to pay the License Fees, then Licensee shall cure such default within ten (10) days of notice.

(b) Any termination under this paragraph will be without prejudice to the rights and remedies of either party with respect to any provisions or covenants arising out of breaches committed prior to such termination.

(c) If a petition in bankruptcy is filed by or against Licensee, or Licensee becomes insolvent, or makes an assignment for the benefit of creditors, or any other arrangement pursuant to any bankruptcy law, or if Licensee discontinues its Business or if a receiver is appointed for it or its business, to the fullest extent permitted by law at the time of the occurrence, the License hereby granted shall automatically terminate without any notice whatsoever being necessary. In the event this License is so terminated, Licensee, its receivers, representatives, trustees, agents, administrators, successors, and/or assigns shall have no right to sell, use, exploit or in any way deal with or in the Scores Trademarks or anything relating to it whatsoever except with and under the special consent and instructions of Licensor in writing, which they shall be obliged to follow.

(d) Upon cessation of all business operations by the Licensee at the Location for a period of greater than one hundred eighty (180) days for any reason other than Force Majeure, this Agreement shall terminate automatically.

(e) This agreement shall also terminate should Licensee sell the business or the assets of the business. Upon such a termination, Licensee shall give Licensor at least sixty (60) days advance written notice. Upon such sale, all rights and obligations of the parties relative to this agreement shall cease and be of no further force or effect.

(f) The Licensor will also terminate this Agreement should Dennis DeGori cease to function as the Managing Member of DI Food & Beverage, LLC. Upon such a termination, Licensor shall give Licensee at least sixty (60) days advance written notice.

9. <u>TERM:</u>

Subject to Paragraph 8, the Term of this Agreement shall commence on the date Business opens at the Location or September 21, 2005, whichever is earlier for an initial term of one (1) years with successive renewals of periods not exceed three (3) years which will be automatic if agreed by Licensor or unless Licensee is in default of its payment obligations. Upon cessation of operation by the Location for a period of greater than one hundred eighty (180) days for any reason other than Force Majeure, this Agreement shall automatically terminate.

10. <u>REPRESENTATION:</u>

It is expressly agreed and understood that neither party hereto is the agent or legal representative of the other and neither party has the authority, express or implied to bind the other or pledge its credit. This Agreement does not create a partnership or joint venture between the two parties.

11. <u>FORCE MAJEURE:</u>

It is understood and agreed that in the event of an act of the government, war, fire, flood or other natural disaster, or labor or manufacturing strikes which prevent the performance of this Agreement, such nonperformance will not be considered a breach of this Agreement, and such nonperformance shall be excused while, but not longer than, the conditions described herein prevail. The period of Force Majeure shall not exceed twelve (12) months.

12. <u>NOTICES:</u>

All notices, whenever required in this Agreement, will be in writing and sent by certified mail, return receipt requested to the addresses set forth above. Notices will be deemed to have been given two business days following mailing. A copy of all notices to Licensor shall be sent via regular mail to:

15. <u>CONTROLLING LAW.</u> This Agreement shall be construed in accordance with the laws of the State of New York, United States of America and jurisdiction over the parties and subject matter over any controversy arising hereunder shall be in the Courts of the State of New York, County of York or the Federal courts therein. Both parties hereby irrevocably consent to said jurisdiction and venue.

16. <u>ASSIGNMENT.</u> This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by Licensee without the prior written consent of Licensor, and any attempts to do so without the consent of Licensor shall be void and of no effect.

17. <u>ENTIRE AGREEMENT.</u> This writing constitutes the entire agreement and understanding between the parties. No other oral or written agreements or representations exist or are being relied upon by either party, all being merged herein. Any modifications or additions hereto must be made in writing and signed by both parties.

18. <u>MISCELLANEOUS.</u>

(a) The paragraph headings used herein are for reference purposes only and do not effect the meaning or interpretation of this Agreement. If any provisions of this Agreement are for any reason declared to be invalid or illegal, the remaining provisions shall not be affected thereby.

(b) The failure of either party to enforce any or all of its rights hereunder as they accrue shall not be deemed a waiver of those rights, all of which are expressly reserved.

(c) This Agreement may be executed in more than one counterpart, all of which shall be deemed to be originals.

19. <u>SECURITY INTEREST.</u>

(a) In order to induce Licensor to enter into this Agreement and to secure the complete and timely performance of Licensee's obligations hereunder, Licensee hereby grants to Licensor a security interest in the license granted under this Agreement as well as Licensee's receivables in connection therewith. In the event Licensee defaults under this license and Agreement, Licensor may enforce against Licensee all the rights and remedies of a secured creditor upon default under all applicable laws. In the event Licensee files for bankruptcy under the U.S. Bankruptcy laws, Licensor may enforce all rights and remedies of a secured creditor under the U.S. Bankruptcy Code.

(b) Licensee agrees to execute any and all documents necessary erfect Licensor's security interest in this Scores License including, but not limited to any other security agreements and financing statements evidencing said security interests in such form as may be recorded and perfected according to the laws of the State of New York and the U.S. Patent and Trademark Office.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Eight (8) pages as of the date first written above.

ENTERTAINMENT MANAGEMENT SYSTEMS, INC.

By:
Richard Goldring, President

DI Food & Beverage, LLC

By: /s/ Dennis DeGori
Dennis DeGori, Managing Member

{00050813 1 / 0663-004}

Schedule A

1. U.S. Trademark Registration No. 1855829 for SCORES SHOWROOM with design (INT 25, 41, 42);

2. U.S. Trademark Registration No. 1830135 for SCORES (INT. 6, 41, 42)

[ADD ADDITIONAL TRADEMARKS WITH RESPECT TO DIAMOND DOLLARS]